PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated October 25, 2004)               REGISTRATION NO. 333-31226


                                     [LOGO]




                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Broadband HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                            Share        Trading
     Name of Company                         Ticker        Amounts       Market
---------------------------------------      ------     -------------   --------
Agere Systems, Inc.                           AGRA       0.798493151      NYSE
Applied Micro Circuits Corporation            AMCC            2          NASDAQ
Broadcom Corporation                          BRCM            2          NASDAQ
Ciena Corporation                             CIEN            2          NASDAQ
Comverse Technology, Inc.                     CMVT            2          NASDAQ
Conexant Systems, Inc.                        CNXT            2          NASDAQ
Corning, Inc.                                 GLW             9           NYSE
Freescale Semiconductor Class B               FSLB         1.98747       NASDAQ
JDS Uniphase Corporation                      JDSU           11.8        NASDAQ
Lucent Technologies, Inc.                      LU             29          NYSE
Motorola, Inc.                                MOT             18          NYSE
Mindspeed Technologies                        MSPD          0.6667       NASDAQ
Nortel Networks Corporation                    NT             28          NYSE
PMC-Sierra, Inc.                              PMCS            1          NASDAQ
Qualcomm Incorporated                         QCOM            16         NASDAQ
RF Micro Devices, Inc.                        RFMD            2          NASDAQ
Scientific-Atlanta, Inc.                      SFA             2           NYSE
Skyworks Solutions, Inc.                      SWKS          0.702        NASDAQ
Sycamore Networks, Inc.                       SCMR            3          NASDAQ
Tellabs, Inc.                                 TLAB            4          NASDAQ
Terayon Communications Systems, Inc.          TERN            2          NASDAQ
Tut Systems                                   TUTS        0.0326432      NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2005.